AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              AUDIOVOX CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE


     We the undersigned, being, respectively, the President and Secretary, hereby certify as follows:

     1. The name of the corporation (the "Corporation") is Audiovox Corporation.

     2. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 10, 1987.

     3. A Certificate of Amendment of the Corporation was filed with the Secretary of State of the State of Delaware on May 28, 1993.

     4. In accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), this Amended and Restated Certificate of Incorporation (a) has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation, (b) approved by the stockholders of the Corporation at its annual meeting of stockholders, duly called and held upon notice in accordance with Section 222 of the DGCL, and (c) duly executed by an officer of the Corporation in accordance with Section 103 of the DGCL and, upon filing with the Secretary of State in accordance with Section 103, shall supersede the original Certificate of Incorporation, as amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

                                  Exhibit 3.1b
                                        1

     5. Pursuant to Section 103(d) of the DGCL, this Amended and Restated Certificate of Incorporation shall become effective at 11:00 a.m. on April 6, 2000.

     6. The text of the Certificate of Incorporation of the Corporation, as amended heretofore, is hereby amended and restated to read in its entirety as follows:

                          CERTIFICATE OF INCORPORATION
                                       OF
                              AUDIOVOX CORPORATION

     FIRST:   The  name  of  the  Corporation  is  Audiovox   Corporation   (the
"Corporation").

     SECOND: The address of the Corporation's registered office in the State of Delaware is 410 South State Street, in the City of Dover, County of Kent, 19901, and the name of its registered agent at such address is United Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock the Corporation has authority to issue is 71,550,000 shares, of which 60,000,000 shall be Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), 10,000,000 shall be Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), 50,000 shall be Preferred Stock, par value $50.00 per share (the "Preferred Stock") and 1,500,000 shall be Series Preferred Stock, par value $.01 per share (the "Series Preferred Stock").

     A description of the different classes of the Corporation's capital stock and a statement of the powers, designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof are as follows:

                  A.       Class A and Class B Common Stock.
                           ---------------------------------

                         The Class A Common Stock and Class B Common Stock shall
                    be identical in all respects and shall have equal rights and privileges, except as otherwise hereinafter provided.

                           1.       Voting

          (a) At every meeting of the stockholders of the Corporation (or with respect to any action by written consent in lieu of a meeting of stockholders), each share of Class A Common Stock shall be entitled to one
     (1) vote (whether voted in person by the holder thereof or by proxy

                                  Exhibit 3.1b
                                        2
or pursuant to a stockholders' consent) and each share of Class B Common Stock shall be entitled to ten (10) votes (whether voted in person by the holder thereof or by proxy or pursuant to a stockholders' consent).

           (b) With respect to the election of directors, holders of Class A Common Stock voting as a separate class shall be entitled, subject to section A.1(e) of this Article Fourth, to elect that number of directors which constitutes 25% of the authorized number of members of the Board of Directors and, if such 25% is not a whole number, then the holders of Class A Common Stock shall be entitled to elect the nearest higher whole number of directors that is at least 25% of such membership. Holders of Class B Common Stock voting as a separate class shall be entitled, subject to section A.1(f) of this Article Fourth, to elect the remaining directors. Directors elected by the holders of Class A Common Stock, voting as a separate class, and directors elected by one or more other directors (as hereinafter provided) to fill vacancies created by the death, resignation or removal of directors elected by such class, shall be designated as "Class A Directors". Directors elected by the holders of Class B Common Stock, voting as a separate class, and directors elected by one or more other directors (as hereinafter provided) to fill vacancies created by the death, resignation or removal of directors elected by such class, shall be designated as "Class B Directors". Directors elected by the holders of Class A Common Stock and Class B Common Stock, voting together as a single class pursuant to section A.1(e) or section A.1(f) of this Article Fourth, and directors elected by one or more other directors to fill vacancies created by the death, resignation or removal of directors so elected, shall be designated as "Joint Directors".

        (c) Holders of Class A Common Stock shall vote as a separate class on the removal, without cause, of any Class A Director. Holders of Class B
Common Stock shall be entitled to vote as a separate class on the removal, without cause, of any Class B Director. Holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on the removal, with cause, of any Class A Director or Class B Director and on the removal, with or without cause, of any Joint Director.

        (d) Any vacancy in the office of a Class A Director may be filled by a vote of the holders of Class A Common Stock voting as a separate class. Any vacancy in the office of a Class B Director may be filled by a vote of the holders of Class B Common Stock voting as a separate class. Any vacancy in the office of a Joint Director may be filled by a vote of holders of Class A Common Stock and Class B Common Stock, voting together as a single class. Notwithstanding anything in this subsection (d) to the contrary, any vacancy or newly created directorship of any class may be filled by the vote of the majority of the directors in such class, by the sole remaining director in such class or, in the event that there are no remaining directors in such class, by the vote of the majority of the other directors or by the sole remaining director, regardless in each instance, of any quorum requirements set out in the By-laws. Any director elected by some or all of the directors to fill a vacancy or newly created directorship shall serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and has qualified. If permitted by the By-laws, the Board of Directors may increase the number of directors and any vacancy so created may be filled by the Board of Directors; provided, however, that so long as the holders of Class A Common Stock have the rights provided in subsections

                                                   Exhibit 3.1b
                                                       3

A.1(b) and A.1(d) of this Article Fourth in respect of the last preceding Annual Meeting of Stockholders, the Board of Directors may be so enlarged by the Board of Directors only to the extent that at least 25% of the enlarged Board consists of Class A Directors and in the manner set forth in the fourth sentence of this subsection A.1(d).

     (e) Holders of Class A Common Stock will not have the right to elect directors set forth in subsections A.1(b) and A.1(d) if, on the record date for the stockholder meeting at which such directors are to be elected, or on the record date for any written consent of stockholders pursuant to which directors are elected, the number of issued and outstanding shares of Class A Common Stock is less than 10% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock. In such case, all directors to be elected shall be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class.

     (f) Holders of Class B Common Stock will not have the rights to elect directors set forth in subsections A.1(b) and A.1(d) if, on the record date for the stockholder meeting at which such directors are to be elected, or on the record date for any written consent of stockholders pursuant to which directors are elected, the number of issued and outstanding shares of Class B Common Stock is less than 12.5% of the aggregate number of issued and outstanding shares of Class A Common Stock and Class B Common Stock. In such case, holders of Class A Common Stock, voting as a separate class, shall have the right to elect 25% of the members of the Board of Directors as provided in subsection A.1(b), and holders of Class A Common Stock and holders of Class B Common Stock voting together as a single class shall be entitled to elect the remaining directors.

     (g) Except as otherwise specifically stated in this Article Fourth, shares of Class A Common Stock and shares of Series Preferred Stock may be issued by the Corporation from time to time as approved by the Board of Directors without the approval of the stockholders. No shares of Class B Common Stock may be issued by the Board of Directors without the prior approval of a majority in interest of the holders of Class B Common Stock, voting separately as a class, except as provided in sections A.3 and A.4 of this Article Fourth.

     (h) The holders of the Class A Common Stock and the holders of the Class B Common Stock shall be entitled to vote as separate classes only (i) when required by law to do so irrespective of the limitations placed herein on the voting rights of such stockholders, or (ii) where a separate class vote is required by specific provisions therefor in this Certificate of Incorporation. Holders of Class A Common Stock and Class B Common Stock shall vote as a single class in order to amend this Certificate of Incorporation so as to increase or decrease the aggregate number of authorized shares of any class or classes of stock, and no separate class vote of either class shall be required for such amendment.

     (i) Notwithstanding anything in this section A.1 to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no Class B Common Stock is issued and outstanding, and the holders of Class B Common Stock shall have exclusive voting power on all matters at any time when no Class A Common Stock is issued and

                                  Exhibit 3.1b
                                        4
outstanding.

                           2.       Conversion

     (a) Each share of Class B Common Stock may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock. Any such conversion shall be effected by the surrender by the record holder thereof of the certificate representing such share of Class B Common Stock to be converted, duly endorsed, to the Corporation, at the principal executive offices of the Corporation, or any transfer agent for the Company's Common Stock, together with a written notice of the election by the record holder thereof to convert, and (if so required by the Corporation or the transfer agent) by instruments of transfer in form satisfactory to the Corporation or the transfer agent. Such written notice shall state the name or names in which such holder desires the certificate or certificates for such Class A Common Stock to be issued and the number of shares of Class B Common Stock to be converted. A conversion shall be deemed to have occurred at the close of business on the date when the Corporation or the transfer agent has received the prescribed written notice, the required certificate or certificates and any such instruments of transfer and the person or persons entitled to receive the Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Stock on that date. The Corporation or the transfer agent shall issue and deliver to such holder, or such holder's nominee or nominees, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled as soon as practicable thereafter. In no event, upon conversion of any shares of Class B Common Stock into shares of Class A Common Stock shall any allowance or adjustment be made in respect of dividends on the Class B Common Stock or Class A Common Stock. Any such conversion shall be made without charge for any stamp or similar tax in respect of the issuance of the certificate or certificates for the shares of Class A Common Stock issued in connection with such conversion, unless such certificate is to be issued in a name other than that of the record holder of the share or shares of Class B Common Stock converted, in which case such record holder shall pay to the Corporation or the transfer agent the amount of any tax which may be payable in respect of any transfer involved in such conversion.

     (b) The Corporation covenants that it will at all times reserve and keep available, solely for the purpose of issuance upon conversion of the outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion of the outstanding shares of Class B Common Stock by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation.

     (c) The Corporation shall not be required to convert Class B Common Stock, and no surrender of Class B Common Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose, but the valid presentation of Class B Common Stock for conversion during any period such books are so closed shall become effective for

                                  Exhibit 3.1b
                                        5
conversion immediately upon the reopening of such books, as if the conversion had been made on the date such Class B Common Stock was surrendered.

     (d) Shares of the Class B Common Stock converted as herein provided shall resume the status of authorized but unissued shares of Class B Common Stock.

     (e) No fraction of a share of Class A Common Stock shall be issued on conversion of any Class B Common Stock but, in lieu thereof, the Corporation shall pay in cash therefor the pro rata fair market value of any such fraction. Such fair market value shall be based, in the case of publicly traded securities, on the last sale price for such securities on the business day next prior to the date such fair market value is to be determined (or, in the event no sale is made on that day, the average of the closing bid and asked prices for that day on the principal stock exchange on which Class A Common Stock is traded or, if the Class A Common Stock is not then listed on any national securities exchange, the average of the closing bid and asked prices for the day quoted by the NASDAQ System), or, if not publicly traded, the fair market value on such date determined by a qualified independent appraiser expert in evaluating such securities and appointed by the Board of Directors of the Corporation. Any such determination of fair market value shall be final and binding on the Corporation and on each holder of Class B Common Stock or Class A Common Stock.

     3. Dividends

     (a) The holders of Class A Common Stock and Class B Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that all such dividends or distributions shall be paid or made in equal amounts, share for share, to the holders of Class A Common Stock and Class B Common Stock as if a single class, except that (i) the Board of Directors may declare, and the Corporation may pay, an equal or a greater (but not a lesser) amount per share on the Class A Common Stock than on the Class B Common Stock, in the case of a dividend payable solely in cash, except a dividend paid in partial or complete liquidation of the Corporation, which liquidating dividend shall in any event be paid in the same amount per share to holders of Class A Common Stock and Class B Common Stock; (b) in the event that any dividend is declared in shares of Class A Common Stock or Class B Common Stock, such dividend shall be declared at the same rate per share on Class A Common Stock and Class B Common Stock, but the dividend payable on shares of Class A Common Stock shall be payable in shares of Class A Common Stock, and the dividend payable on shares of Class B Common Stock shall be payable in shares of Class B Common Stock; and (iii) any dividend described in section A.3(b) of this Article Fourth may be paid as therein described. The Board of Directors may declare and pay dividends payable solely in cash to the holders of Class A Common Stock without declaring and paying dividends to the holders of shares of Class B Common Stock (except for dividends in partial or complete liquidation of the Corporation).

     (b) In the event the Corporation shall distribute to the holders of Class A Common Stock and Class B Common Stock the common stock or substantially equivalent equity

                                  Exhibit 3.1b
                                        6
securities of any subsidiary of the Corporation, the Board of Directors shall have the power, but shall not be obligated, to capitalize or recapitalize such subsidiary with classes of common equity having powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions thereof, corresponding, respectively, insofar as practicable, to those of the Class A Common Stock and Class B Common Stock, and the Board of Directors of the Corporation shall have the power, but shall not be obligated, to distribute to the holders of Class A Common Stock, the shares of the subsidiary with rights corresponding to those of the Class A Common Stock and to distribute to the holders of Class B Common Stock, the shares of the subsidiary with rights corresponding to those of the Class B Common Stock; provided, however, that holders of Class A Common Stock and holders of Class B Common Stock shall respectively receive the same number of shares of such subsidiary per share of Class A Common Stock and per share of Class B Common Stock held.

                     4. Stock Splits and Other Transactions

     Shares of Class A Common Stock or Class B Common Stock may not be split up, subdivided, combined or reclassified, unless at the same time the shares of such other class are proportionately so split up, subdivided, combined or reclassified in a manner which maintains the same proportionate equity ownership between the holders of Class A Common Stock and Class B Common Stock as comprised on the record date for any such transaction.

                           5.       Liquidation Rights

     (a) In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Preferred Stock shall be entitled to receive $50 per share and the holders of each series of Series Preferred Stock shall receive an amount for each share equal to the amount fixed and determined by the Board of Directors in any resolution or resolutions providing for the issuance of any particular series of Series Preferred Stock, plus, in the case of the Series Preferred Stock, an amount equal to all dividends accrued and unpaid on shares of each series of Series Preferred Stock, if any, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payments in full of said amount to the holders of Preferred Stock and Series Preferred Stock, in accordance with sections B and C of this Article Fourth, the remaining assets of the Corporation shall be divided among and paid ratably to the holders of Class A Common Stock and Class B Common Stock, as if such classes constituted a single class.

     (b) For any and all purposes of this Certificate of Incorporation, neither the merger or consolidation of the Corporation into or with any other corporation nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or substantially all of the assets of the Corporation, nor any other transaction or series of transactions having the effect of a reorganization shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.


                                  Exhibit 3.1b
                                        7

     6. Restrictions on Transfer of Class B Common Stock

     (a) Without the written consent of the holders of two-thirds of the outstanding shares of Class B Common Stock, no person holding shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Corporation shall not register the transfer of, such shares of Class B Common
Stock or any interest therein, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee". The term "Permitted Transferee" shall mean, with respect to each person from time to time shown as the record holder of shares of Class B Common Stock, as follows:

     (i) In the case of a Class B Holder who is a natural person and the holder of record and beneficial ownership of shares subject to a proposed transfer, a "Permitted Transferee" means:

     (A) The spouse of such Class B Holder, any lineal descendant of a grandparent of such Class B Holder, and any spouse of such lineal descendant (hereinafter collectively referred to as the "Class B Holder's Family Members);

     (B) The trustee of a trust (including a voting trust) solely for the benefit of such Class B Holder and/or any of such Class B Holder's Family Members, provid ed that such trust may also grant a general or special power of appointment to one or more of such Class B Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Class B Holder's Family Members payable by reason of the death of any of such Family Members;

     (C) A corporation of which all of the beneficial ownership of outstanding capital stock entitled to vote for the election of directors are owned by, or a partnership of which all of the partnership interests entitled to participate in the management of the partnership are held by, the Class B Holder or his or her Permitted Transferees determined under this subsection (i), provided that if by reason of any change in the ownership of such stock or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee, all shares of Class B Common Stock then held by such corporation or partnership shall, without further act on anyone's part, be converted into shares of Class A Common Stock, and stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Class A Common Stock;

     (D) An organization established by the Class B Holder or such Class B Holder's Family Members, contributions to which are deductible for federal income, estate, or gift tax purposes; or


                                  Exhibit 3.1b
                                        8

     (E) The executor, administrator or personal representative of the estate of such Class B Holder or the guardian or conservator of such Class B Holder adjudged disabled by a court of competent jurisdiction, acting in his own capacity as such.

     (ii) Any other Class B Holder.

     (iii)In the case of a Class B Holder holding the shares subject to a proposed transfer as trustee pursuant to a trust, "Permitted Transferee" means
(A) the person who established such trust and (B) any Permitted Transferee of any such transferor determined pursuant to subsection (i) above.

     (iv) In the case of a Class B Holder which is a corporation or partnership, holding record and beneficial ownership of shares of Class B Common Stock in question, "Permitted Transferee" means (A) any person that transferred to such corporation or partnership the shares that are the subject of the proposed transfer and (B) any Permitted Transferee of any such person determined under subsection (i) above.

     (v) In the case of a Class B Holder who is the executor, administrator or personal representative of the estate of a deceased Class B Holder, guardian or conservator of the estate of a disabled Class B Holder or who is a trustee of the estate of a bankrupt or insolvent Class B Holder, and provided such deceased, disabled, bankrupt or insolvent Class B Holder, as the case may be, was the record and beneficial owner of the shares subject to a proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Class B Holder.

     (vi) Any employee benefit plan for the benefit of employees of the Corporation or any of its subsidiaries.

     (vii) In the case of a Class B Holder which is an employee benefit plan described in subsection.

     (vi) "Permitted Transferee" shall include any beneficiary of such plan to whom shares of stock of the Corporation may be distributed, but only as to shares so distributable.

     (b) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this section A.6. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect.


                                  Exhibit 3.1b
                                        9

     (c) For purposes of this section A.6:

     (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

     (ii) Each joint owner of shares of Class B Common Stock shall be considered a Class B Holder of such shares.

     (iii) A minor for whom shares of Class B Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Class B Holder of such shares.

     (iv) Unless otherwise specified, the term "person" means both natural person and legal entities.

     (d) Any transfer of shares of Class B Common Stock not permitted hereunder shall result in the automatic conversion of such shares of Class B Common Stock into an equal number of shares of Class A Common Stock without any further act, effective as of the date on which the certificate or certificates representing such shares are presented for transfer on the books of the Corporation. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that any person is the record and beneficial owner of shares of Class B Common Stock or is a Permitted Transferee.

     (e) Shares of Class B Common Stock shall be registered in the names of the beneficial owners thereof and not in "street" or nominee name. For this purpose, a "beneficial owner" of any shares of Class 8 Common Stock shall mean a person who, or any entity which, possesses the power, either singly or jointly, to direct the voting or the disposition of shares of Class B Common Stock in question. The Corporation shall note on the certificates representing the shares of Class B Common Stock that there are restrictions on transfer and registration of transfer imposed by this section A.6.

     (f) The Board of Directors may, from time to time, establish practices and procedures and promulgate rules and regulations, in addition to those set forth in this Article Fourth, and amend or revoke any of such practices, procedures, rules and regulations, regarding the evidence necessary to establish entitlement of any transferee or purported transferee of Class B Common Stock to vote or to be registered as such.

                  B.       Series Preferred Stock.
                           ----------------------

     The Board of Directors is hereby authorized to provide by resolution, from time to time, for the issuance of shares of Series Preferred Stock in one or more series not exceeding the

                                  Exhibit 3.1b
                                       10
aggregate number of shares of Series Preferred Stock authorized by this Certificate of Incorporation, as amended. With respect to the Series Preferred Stock, the Board of Directors shall determine with respect to each such series the voting powers, if any (which voting powers if granted may be full or limited), designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions appertaining thereto, including without limiting the generality of the foregoing, the voting rights appertaining to shares of any series (which may be applicable generally or only upon the happening and continuance of stated events or conditions), the rate of any dividend to which holders of any series may be entitled (which may be cumulative or non-cumulative), the rights of holders of any series in the event of liquidation, dissolution or winding up of the affairs of the Corporation, and the rights (if any) of holders of any series to convert or exchange shares of such series for shares of any other class of capital stock (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, and the time or times during which the right to convert or exchange shall be applicable); provided, however, that the Corporation shall not issue any shares of Series Preferred Stock carrying in excess of one vote per share or Series Preferred Stock convertible into Class B Common Stock without the prior approval of a majority in interest of the holders of the Class B Common Stock voting separately as a class. Nothing contained in this section B shall prevent the Board of Directors of the Corporation from authorizing, in its discretion, series of Series Preferred Stock having rights or preferences respecting dividends or upon liquidation, dissolution or winding up of the Corporation superior, equal or subordinate to any such rights of the Preferred Stock granted by this Certificate of Incorporation or the laws of the State of Delaware; provided, however, that in the event that shares of Series Preferred Stock are issued having rights or preferences respecting dividends or upon liquidation of the Corporation superior to any such rights of the Preferred Stock, the Corporation shall redesignate the Preferred Stock by adding to the title thereof the word "Junior", "Subordinated" or a word or words of similar import.

     Before the Corporation shall issue any shares of Series Preferred Stock of any series, a certificate setting forth a copy of the resolution or resolutions of the Board of Directors, fixing the voting, powers, designations, preferences, the relative, participating, optional or other rights, if any, and the qualifications, limitations and restrictions, if any, appertaining to the shares of Series Preferred Stock of such series, and the number of shares of such series authorized by the Board of Directors to be issued shall be made under seal of the Corporation and signed by the President or Vice President and by the Secretary or an Assistant Secretary of the Corporation and acknowledged by such President or Vice President as provided by the laws of the State of Delaware and shall be filed and a copy thereof recorded in the manner prescribed by the laws of the State of Delaware.

                  C.       Preferred Stock.
                           ---------------

     The Corporation shall be authorized to issue 50,000 shares of Preferred Stock, par value $50 per share. The Preferred Stock shall not be entitled to receive any dividends.

     In the event of any liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, holders of Preferred Stock shall be entitled to be paid S50 per

                                  Exhibit 3.1b
                                       11
share from the assets of the Corporation available for distribution (after any prior claims of holders of any Series Preferred Stock shall have been satisfied) before any amount shall be payable to holders of Common Stock.

     The Corporation shall have the right until January 1, 1993 to redeem the Preferred Stock, or any number of shares thereof, issued and outstanding, at any time by paying to the holders thereof the sum of $50 per share. The Board of Directors of the Corporation shall have the full power and discretion to select from the outstanding Preferred Stock particular shares for redemption. In all instances, the Board of Directors shall have complete authority to determine and take all necessary action to effect the cancellation of the certificates representing such shares. Upon completion of such actions, the rights of holders of shares of Preferred Stock which have been redeemed shall in all respects cease, provided that such holders shall be entitled to receive the redemption price for such shares. Notice of redemption shall be mailed by the Secretary of the Corporation to holders of record of the stock to be redeemed, at their addresses as they shall appear on the records of the Corporation. The Board of Directors shall have the power to the extent permitted by law to determine the source of the funds to be used for redeeming such stock.

     Except as required by the laws of the State of Delaware, the holders of Preferred Stock shall not be entitled to vote at any meeting of the stockholders for the election of directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the stockholders thereof, or to receive notice of any meeting of stockholders.

     FIFTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article Fifth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SIXTH: (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an "indemnitee"), whether the basis of such proceeding is

                                  Exhibit 3.1b
                                       12
alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of (i) an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this section or otherwise (hereinafter an "undertaking) and (ii) assurances that the indemnitee can fulfill such undertaking, in form and substance satisfactory to the Board of Directors by a majority vote of a quorum consisting of directors who are not party to the proceeding; provided, however, that in the event all of the directors are party to the proceeding, no such assurances shall be required.

     (b) If a claim under section (a) of this Article Sixth is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. In any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard

                                  Exhibit 3.1b
                                       13
of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this section or otherwise shall be on the Corporation.

     (c) The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     (e) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and/or to the advancement of expenses, to any person who was or is an employee or agent of the Corporation or was or is serving at the request of the Corporation as an employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, to the fullest extent of the provisions of this Article Sixth and applicable law with respect to the indemnification and advancement of expenses.

     SEVENTH: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers elsewhere contained herein or in the By-laws or conferred by law:

     (a) The election of directors of the Corporation need not be by ballot unless the By-laws so require.

     (b) The Board of Directors of the Corporation has the power to adopt, amend or repeal the By-laws of the Corporation.

     (c) Except as otherwise required by law, at any annual or special meeting of stockholders only such business shall be conducted as shall have been properly brought before the meeting in accordance with the provisions of this Certificate of Incorporation and the By-laws of the Corporation. In order to be properly brought before the meeting, such business must have either been (i) specified in the

                                  Exhibit 3.1b
                                       14
written notice of the meeting (or any supplement thereto) given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors, (ii) brought before the meeting at the direction of the Board of Directors or the Chairman of the meeting, or (iii) specified in a written notice given by or on behalf of a stockholder of record on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements. A notice referred to in clause (iii) of this section must be delivered personally to, or mailed to and received at, the principal executive office of the Corporation, addressed to the attention of the Secretary, in the case of business to be brought before a special meeting of stockholders, not more than ten (10) days after the date of the initial notice referred to in clause (i) of this section, and, in the case of business to be brought before an annual meeting of stockholders, not less than ten (10) days prior to the first anniversary date of the initial notice referred to in clause (i) of this section of the previous year's annual meeting; provided, however, that such notice shall not be required to be given more than 75 days prior to the annual meeting of stockholders. Such notice referred to in clause (iii) of this section shall set forth (A) a full description of each such item of business proposed to be brought before the meeting, (B) the name of the person proposing to bring such business before the meeting and the class and number of shares held of record and beneficially by such person as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice, (C) if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (the "SEC") pursuant to Section 14 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or any successor thereto, and the written consent of each such nominee to serve, if elected, and (D) all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor thereto. No business shall be brought before any annual or special meeting of stockholders otherwise than as provided in this section (c) of Article Seventh.

     (d) Special meetings of stockholders may be called only at the direction of the Board of Directors by resolution adopted by the affirmative vote of a majority of the entire Board of Directors, by the President of the Corporation or by the holders of not less than 25% of all the shares entitled to vote at the meeting.

     (e) At every meeting of stockholders, the President or, in the absence of the President, the Executive Vice President or Vice President selected by the President, shall act as Chairman of the meeting. The Chairman of the meeting shall have the sole authority to prescribe the agenda and rules of order for the conduct of each meeting of stockholders and to determine all questions arising thereat relating to the order of business and the conduct of the meeting, except as otherwise required by law.

     EIGHTH: To the fullest extent now or hereafter permitted by law, the Corporation reserves the right to amend, alter, change, supplement or repeal any provision of this Certificate of Incorporation, as from time to time amended, altered, changed, supplemented or repealed, and all rights of stockholders, directors and officers are subject to this express reservation.


                                  Exhibit 3.1b
                                       15

     7. The restated certificate was authorized and adopted by the Board of Directors in accordance with Section 245(B) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we have hereunto signed our names and affirm that the statements made herein are true under the penalties of perjury, this 6th day of April, 2000.

                                        AUDIOVOX CORPORATION


                                        By:s/ John J. Shalam
                                        -----------------------
                                        John J. Shalam, President


                                        By:s/ Chris Lis Johnson
                                        -----------------------
                                        Chris Lis Johnson, Secretary


                                  Exhibit 3.1b
                                       16